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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report:  November 23, 1999



                              IAT MULTIMEDIA, INC.
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               (Exact name of registrant as specified in charter)



                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


        0-22101                                            13-3920210
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  (Commission File Number)                    (IRS Employer Identification No.)


70 East 55th Street, 24th Floor, New York, New York                    10022
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone no. including area code:  (212) 754-4271


Geschaftshaus Wasserschloss, Aarestrasse 17, CH-5300, Vogelsang-Turgi,
Switzerland
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(Former Address, if changed since Last Report)                       (Zip Code)



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Item 5. Other Events.

         In June 1998, IAT Multimedia, Inc. (the "Company") issued a Series A 5% Convertible Debenture due June 19, 2001 (the "Debenture") to JNC Opportunity Fund Ltd. ("JNC") in the principal amount of $3.0 million. The Debenture was convertible into an indefinite number of shares of the Company's common stock at a conversion price equal to the lesser of $13.45 and 87% of the average of the five lowest closing prices of the Company's common stock on the Nasdaq National Market during the 15 trading days preceding the date of conversion. Under the terms of the Debenture, JNC had the right to accelerate the payment of the Debenture upon the occurrence of the Company's previously announced proposed acquisition of Petrini S.p.A. ("Petrini"). On November 23, 1999, the Company entered into a waiver and amendment agreement with JNC under which JNC agreed not to accelerate the Debenture because of the Petrini acquisition. JNC also agreed to fix the number of shares of the Company's common stock that are issuable upon conversion of the Debenture at 2,451,745 shares. The waiver and amendment agreement between the Company and JNC is filed as Exhibit 10.71 hereto and is incorporated herein by reference.

         On November 23, 1999, JNC converted $2,325,000 of the outstanding principal amount of the Debenture, plus accrued interest, into a total of 1,872,982 shares of the Company's common stock. At the time of this conversion, the amount converted, together with all previous conversions, equaled the maximum amount permitted to be converted under the Debenture without stockholder approval under the rules of the Nasdaq Stock Market. The remaining $718,500 principal amount of the Debenture outstanding is convertible into 578,763 shares of common stock, but, under the terms of the Debenture, these shares cannot be issued to JNC without stockholder approval. The Company anticipates that such stockholder approval will be obtained at the Special Meeting of Stockholders of the Company to be held on December 22, 1999, and if obtained, the Company expects to issue these shares to JNC following the closing of the Company's proposed acquisition of Petrini.

         JNC has agreed to vote all of the shares of the Company's common stock held by it in favor of the proposals described in the Company's Proxy Statement/Prospectus, dated December 3, 1999, and has granted an irrevocable proxy to Jacob Agam, the Chairman and Chief Executive Officer of the Company, to vote JNC's shares at the Special Meeting of Stockholders of the Company to be held on December 22, 1999. JNC has also agreed not to sell any of the shares of the Company's common stock issued to it for a period of six months from the closing of the proposed acquisition of Petrini, subject to certain exceptions, including the right to sell up to 1,325,000 shares following the three month anniversary of the closing of the acquisition.


                                      -2-

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Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

        (c) Exhibits

        10.71 Waiver Agreement and First Amendment to the IAT Multimedia, Inc. Series A 5% Convertible Debenture due June 19, 2001, dated November 23, 1999, by and between IAT Multimedia, Inc. and JNC Opportunity Fund Ltd.







                                      -3-




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            IAT MULTIMEDIA, INC.



                                            By:   /s/  Klaus Grissemann
                                                ------------------------------
                                                Klaus Grissemann
                                                Chief Financial Officer

Dated:  December 10, 1999